EXHIBIT 21

SUBSIDIARIES OF XEROX CORPORATION

The following companies are subsidiaries of Xerox Corporation as of December 31, 2018. Unless otherwise noted, a subsidiary is a company in which Xerox Corporation or a subsidiary of Xerox Corporation holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

American Photocopy Equipment Company of Pittsburgh, LLC	Delaware
Berney Office Solutions, LLC	Alabama
Capitol Office Solutions, LLC	Delaware
Global Imaging Systems, Inc.	Delaware
Arizona Office Technologies, Inc.	Arizona
ASI Business Solutions, LLC	Texas
Carolina Office Systems, Inc.	South Carolina
G-Five, Inc.	South Carolina
Carr Business Systems, Inc.	New York
Chicago Office Technology Group, Inc.	Illinois
ComDoc, Inc.	Ohio
Connecticut Business Systems, LLC	Delaware
Conway Technology Group, LLC	New Hampshire
Eastern Managed Print Network, LLC	New York
Northeast Office Systems, LLC	Massachusetts
CTX Business Solutions, Inc.	Oregon
Dahill Office Technology Corporation	Texas
Denitech Corporation	Texas
Elan Marketing, Inc.	Nevada
Electronic Systems, Inc.	Virginia
GDP Technologies, Inc.	Georgia
Global PR Corporation	Illinois
ImageQuest, Inc.	Kansas
Image Technology Specialists, Inc.	Massachusetts
Inland Business Machines, Inc.	California
Integrity One Technologies, Inc.	Indiana
IOS Technology Group, Inc.	Texas
Lucas Business Systems, Inc.	Delaware
Lewan & Associates, Inc.	Colorado
LRI, LLC	Iowa
Merizon Group Incorporated	Wisconsin
Michigan Office Solutions, Inc.	Michigan
Minnesota Office Technology Group, Inc.	Minnesota
Mr. Copy, Inc.	California
MRC Smart Technology Solutions, Inc.	California
MWB Copy Products, Inc.	California
SoCal Office Technologies, Inc.	California
MT Business Holdings, Inc.	Ohio
MT Business Technologies, Inc.	Ohio
Office Products, Inc./Cleveland	Ohio
Office Products, Inc./Columbus	Ohio
Office Products, Inc./Toledo	Ohio
Precision Copier Service, Inc.	Nevada
Quality Business Systems, Inc.	Washington
Boise Office Equipment, Inc.	Idaho
R. K. Dixon Company	Iowa
Saxon Business Systems, Inc.	Florida
Stewart of Alabama, Inc.	Alabama

EXHIBIT 21

Zeno Office Solutions, Inc.	Florida
Zoom Imaging Solutions, Inc.	California
Gyricon, LLC	Delaware
Institute for Research on Learning	Delaware
NewField Information Technology LLC	Pennsylvania
Pacific Services and Development Corporation	Delaware
Palo Alto Research Center Incorporated	Delaware
PARC China Holdings, Inc.	Delaware
Stewart Business Systems, LLC	New Jersey
The Xerox Foundation	Delaware
Xerox Argentina Industrial y Comercial S.A.	Argentina
Xerox Canada N.S. ULC	Canada
Xerox Capital LLC	Turks & Caicos Islands
Xerox de Chile S.A.	Chile
Xerox DNHC LLC	Delaware
Xerox del Ecuador, S.A.	Ecuador
Xerox Equipment Limited	Bermuda
Xerox Financial Services LLC	Delaware
Xerox Foreign Sales Corporation	Barbados
Xerox Foreign Holdings LLC	Delaware
Xerox Holdings, Inc.	Delaware
Talegen Holdings, Inc.	Delaware
Xerox International Joint Marketing, Inc.	Delaware
Xerox International Partners	California
Xerox Investments Europe B.V.	Netherlands
XC Global Trading B.V.	Netherlands
XC Trading Singapore Pte Ltd.	Singapore
XC Trading Hong Kong Limited	Hong Kong
XC Trading Japan G.K.	Japan
XC Trading Korea YH	Korea
XC Trading Malaysia Sdn. Bhd.	Malaysia
XC Trading Shenzhen Co., Ltd.	China
Xerox Developing Markets Limited	Bermuda
Xerox Equipment UK Limited	United Kingdom
Xerox Holdings (Ireland) Limited	Ireland
Xerox (Europe) Limited	Ireland
Xerox Xf Holdings (Ireland) DAC	Ireland
Xerox Finance (Ireland) Limited	United Kingdom
Xerox Israel Ltd.	Israel
Xerox Middle East Investments (Bermuda) Limited	Bermuda
Bessemer Insurance Limited	Bermuda
Reprographics Egypt Limited	Egypt
Xerox Egypt S.A.E.	Egypt
Xerox Finance Leasing S.A.E.	Egypt
Xerox Maroc S.A.	Morocco
Xerox Products Limited	Bermuda
Xerox Technology Services India LLP	India
Xerox Products UK Limited	United Kingdom
Xerox UK Holdings Limited	United Kingdom
Triton Business Finance Limited	United Kingdom
Xerox Trading Enterprises Limited	United Kingdom
Xerox Overseas Holdings Limited	United Kingdom
Xerox Business Equipment Limited	United Kingdom
Xerox Computer Services Limited	United Kingdom

EXHIBIT 21

Xerox Mailing Systems Limited	United Kingdom
Xerox Limited	United Kingdom
Continua Limited	United Kingdom
Continua Sanctum Limited	United Kingdom
Limited Liability Company Xerox (C.I.S.)	Russia
NewField Information Technology Limited	United Kingdom
The Xerox (UK) Trust	United Kingdom
Xerox AS	Norway
Xerox Austria GmbH	Austria
Xerox Global Services GmbH	Austria
Xerox Leasing GmbH	Austria
Xerox Bulgaria EOOD	Bulgaria
Xerox Büro Araçlari Servis ve Ticaret Ltd. Sti	Turkey
Xerox Canada Inc.	Ontario
Xerox (Barbados) SRL	Barbados
Xerox Canada Ltd.	Canada
LaserNetworks Inc.	Ontario
Xerox Financial Services Canada Ltd.	Ontario
Xerox Capital (Europe) Limited	United Kingdom
Concept Group Limited	Scotland
Xerox IBS NI Limited	Northern Ireland
Xerox IBS Limited	Republic of Ireland
Xerox (Ireland) Limited	Ireland
Xerox AG	Switzerland
Xerox A/S	Denmark
Xerox Financial Services Danmark A/S	Denmark
Xerox Finance AG	Switzerland
Xerox Manufacturing (Nederland) B.V.	Netherlands
Xerox (Nederland) BV	Netherlands
Xerox Financial Services B.V.	Netherlands
Xerox Servicios Compartidos Guatemala	Guatemala
Xerox Sverige AB	Sweden
Xerox (UK) Limited	United Kingdom
Bessemer Trust Limited	United Kingdom
Xerox Finance Limited	United Kingdom
Xerox Distributor Operations Limited	United Kingdom
XEROX CZECH REPUBLIC s r.o.	Czech Republic
Xerox Espana, S.A.U.	Spain
Xerox Renting S.A.U.	Spain
Xerox Exports Limited	United Kingdom
Xerox Financial Services Belux NV	Belgium
Xerox Financial Services Norway AS	Norway
Xerox Financial Services Sverige AB	Sweden
Xerox Hellas AEE	Greece
Xerox Holding Deutschland GmbH	Germany
Xerox GmbH	Germany
Xerox Dienstleistungsgesellschaft GmbH	Germany
Xerox Leasing Deutschland GmbH	Germany
Xerox Reprographische Services GmbH	Germany
Xerox Hungary Trading Limited	Hungary
Xerox India Limited	India
Xerox Kazakhstan Limited Liability Partnership	Kazakhstan
Xerox N.V.	Belgium
Xerox Luxembourg SA	Luxembourg

EXHIBIT 21

Xerox Oy	Finland
Xerox Financial Services Finland Oy	Finland
Xerox Pensions Limited	United Kingdom
Xerox Polska Sp. z o. o	Poland
Xerox Portugal Equipamentos de Escritorio, Limitada	Portugal
CREDITEX - Aluguer de Equipamentos S.A.	Portugal
Xerox Professional Services Limited	United Kingdom
Xerox (Romania) Echipmante Si Servici S.A.	Romania
Xerox S.A.S.	France
Affiliated Computer Services Holdings (France) S.A.S.	France
Impika SAS	France
Xerox Financial Services SAS	France
Xerox Technology Services SAS	France
Xerox Serviços e Participações Ltda	Brazil
Xerox Comércio e Indústria Ltda	Brazil
Xerox Shared Services Romania SRL	Romania
Xerox Slovenia d.o.o.	Slovenia
Xerox S.p.A.	Italy
Xerox Italia Rental Services Srl	Italy
Xerox Telebusiness GmbH	Germany
Xerox (Ukraine) Ltd LLC	Ukraine
Xerox XHB Limited	Bermuda
Xerox XIB Limited	Bermuda
XRO Limited	United Kingdom
Nemo (AKS) Limited	United Kingdom
XRI Limited	United Kingdom
RRXH Limited	United Kingdom
RRXO Limited	United Kingdom
RRXIL Limited	United Kingdom
Veenman B.V.	Netherlands
Veenman Financial Services B.V.	Netherlands
Xerox Latinamerican Holdings, Inc.	Delaware
Xerox Lease Receivables I, LLC	Delaware
Xerox Lease Receivables 2012-2 LLC	Delaware
Xerox Lease Receivables 2013-1 LLC	Delaware
Xerox Overseas, Inc.	Delaware
XC Asia LLC	Delaware
Xerox del Peru, S.A.	Peru
Xerox Realty Corporation	Delaware
Xerox Trinidad Limited	Trinidad
XESystems Foreign Sales Corporation	Barbados
XMPie Inc.	Delaware
XMPie, Ltd.	Israel